MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE August 5, 2019

MTS REPORTS FISCAL 2019 THIRD QUARTER FINANCIAL RESULTS

EDEN PRAIRIE, MN - August 5, 2019 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems, motion simulators and sensors, today reported financial results for its fiscal year 2019 third quarter ended June 29, 2019.

THIRD QUARTER FINANCIAL AND OPERATING HIGHLIGHTS

➢ Revenue of $232.2 million, an increase of 19%

➢	GAAP diluted earnings per share of $0.70, an increase of $0.23 or 49%

➢	Net income margin of 5.9%, an increase of 124 basis points

➢	Adjusted EBITDA margin of 15.2%, an increase of 96 basis points

➢	Backlog of $443.3 million, an increase of 17%

➢	Declared 150th consecutive quarterly dividend

FINANCIAL TABLE

	Three Months Ended		Nine Months Ended
(in thousands, except per share data - unaudited)	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue	$232,209	$194,668	$668,436	$580,153
Revenue % increase (decrease)[1]	19.3%	0.5%	15.2%	(1.1)%
Gross margin	36.6%	39.2%	37.5%	39.5%
Operating margin	9.9%	8.4%	9.7%	8.5%
Earnings before taxes	$16,190	$10,045	$44,463	$29,691
Net income	13,585	8,979	38,246	50,568
Diluted earnings per share	0.70	0.47	1.97	2.62
Adjusted diluted earnings per share[2]	0.71	0.49	2.07	2.68
Adjusted EBITDA[2]	35,357	27,782	103,013	82,186
Cash and cash equivalents, end of period	75,735	66,403
Backlog, end of period	443,271	377,745
Total debt, end of period	462,516	391,332

[1]	Revenue growth rates in fiscal year 2019 reflect the acquisition of E2M Technologies B.V. (E2M) that occurred on November 21, 2018.

[2]	Refer to the "Non-GAAP Financial Measures" section below for discussion of the calculation of these non-GAAP financial measures.

MTS News Release

EXECUTIVE COMMENTARY - DR. JEFF GRAVES, PRESIDENT AND CHIEF EXECUTIVE OFFICER

"We once again delivered a solid performance on all major financial metrics, delivering top-line growth of almost 20% reflecting another record revenue quarter for our Sensors business, its eighth-consecutive quarter of revenue growth versus the same prior year period, and near-record level Test & Simulation business. This growth profile demonstrates the continuing benefits of our diversification strategy within the Test & Measurement space, and our success in new product sales across virtually all our major end markets.

While we are pleased with our top-line momentum, we also continue to focus on our cost structure and in driving operational efficiencies in both businesses. These efforts contributed to bottom-line net income improvement of 51%, translating to a net income margin of 5.9% for the quarter, and a 27% increase in Adjusted EBITDA, equating to an Adjusted EBITDA margin of 15.2% for the quarter. This solid performance for both our Test & Simulation and Sensors businesses supports our continued investments in new product development, diversification and capital structure optimization, all while returning cash to our shareholders through our quarterly dividend."

HIGHLIGHTS FOR THE 2019 THIRD FISCAL QUARTER

Revenue
Revenue was $232.2 million, up 19.3% compared to the same prior year period, driven by near record revenue in Test & Simulation, which included equipment volume growth in all sectors, revenue from the acquisition of E2M, which closed in the first quarter of fiscal year 2019, and continued growth in Test services. Sensors experienced record revenue driven by the continued ramp-up in volume associated with our U.S. Department of Defense contract and growth from the energy market within our Sensors industrial sector, slightly offset by weakness in the European and Asian regions in our Sensors position sector.

Orders
Test & Simulation orders for the quarter were $103.8 million, down 25.9% compared to the same prior year period, driven primarily by weakness in all regions, partially offset by double-digit growth in Test service orders. Our orders performance does not reflect the full impact of a new project received from the U.S. Department of Defense in the third quarter of fiscal year 2019, which will be funded incrementally throughout its execution. We recorded $1.8 million of the full $30.4 million order, inclusive of options, for this new test system in the third quarter.

Sensors orders for the quarter were $76.8 million, a 2.7% decrease over the same prior year period. This decline was primarily driven by weakness in the European and Asian regions specific to our Sensors position sector and timing of order funding in our Sensors test sector, partially offset by solid demand in the Americas region of our Sensors position sector and orders growth in our Sensors industrial sector from a continued rebound in the energy market.

Backlog
Backlog of $443.3 million was up 17.3% from the same prior year period. Sequentially from the second quarter of fiscal year 2019, backlog was down 10.2% as we saw a high-level of conversion to revenue on outstanding projects within the quarter, along with a decline in order volume to replenish the backlog.

Earnings Before Taxes
Earnings before taxes of $16.2 million was up $6.1 million compared to the same prior year period. This earnings increase was driven by gross profit growth in both Test & Simulation and Sensors, partially offset by higher operating expenses in both businesses and a $0.2 million acquisition inventory fair value adjustment related to the acquisition of E2M.

MTS News Release

Net Income and Diluted Earnings Per Share
GAAP diluted earnings per share was $0.70 compared to $0.47 in the same prior year period on net income of $13.6 million and $9.0 million, respectively. The $0.23 increase was primarily driven by growth in Test & Simulation gross profit, which includes the contributions from the acquisition of E2M. Third quarter of fiscal year 2019 results include a $0.01 impact for the acquisition inventory fair value adjustment related to the acquisition of E2M. Similarly, results for the third quarter of fiscal year 2018 include a $0.02 impact for restructuring expenses. Adjusting for these items, adjusted diluted earnings per share was $0.71 for the third quarter of fiscal 2019, and $0.49 for the same period in the prior year. A reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure, to diluted earnings per share, the most directly comparable GAAP financial measure, is provided in Exhibit B of this earnings release.

Adjusted EBITDA
Adjusted EBITDA grew to $35.4 million in the third quarter of fiscal year 2019, up 27.3% compared to the same prior year period. This growth was primarily due to higher gross profit in both businesses and contributions from the acquisition of E2M, partially offset by higher operating expenses in Sensors. A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income, the most directly comparable GAAP financial measure, is provided in Exhibit D of this earnings release.

Balance Sheet
During the quarter, our total debt balance decreased by $2.4 million to $472.4 million. We ended the quarter with $75.7 million of cash on the balance sheet, leading to a net debt balance of $396.7 million.

Dividend
The Board of Directors declared a quarterly dividend of $0.30 per share. The dividend was payable on July 2, 2019 to shareholders of record as of the close of business on June 18, 2019. This was our 150th consecutive quarterly dividend.

Strategic Actions Completed Subsequent to Quarter End
Given the favorable market conditions, in early July we issued $350.0 million aggregate principal amount of new 5.750% senior unsecured notes due 2027. These new notes were issued to further optimize our capital structure and to take advantage of historically low long-term interest rates. The net proceeds from this offering were used to repay all outstanding debt under our revolving credit facility, to repay a portion of our outstanding debt under our term loan facility, to pay fees and expenses associated with the offering and for general corporate purposes.

In addition, on Monday, August 5, 2019, we executed an agreement with Meggitt PLC (MGGT.L), to purchase the assets of their Endevco sensors business. Founded in 1947, Endevco is a historic leader in high performance test & measurement sensors used primarily in the testing of new products. This strategic product line purchase brings together two iconic brands in the test & measurement sensors market, PCB and Endevco, and further enhances the MTS long-term strategy of growth and market leadership in our core businesses. The purchase price of the Endevco assets was approximately $70.0 million, and it is expected to contribute approximately $30.0 million in revenues on an annualized basis. Given the timing of the transaction, we do not anticipate that this will have a material impact on our financial performance for the end of fiscal year 2019; however, we do anticipate tremendous opportunities for accelerated growth in our Sensors business in fiscal year 2020 and beyond.

MTS News Release

OUTLOOK

Test & Simulation Business
Our performance for the first nine months of the fiscal year supports our positive outlook for our Test & Simulation business. From a revenue perspective, our solid backlog position throughout the first nine months of fiscal year 2019 has correlated with strong momentum driven by the rapidly expanding use of advanced materials, such as carbon-fiber composites, the adoption of additive manufacturing methods for net-shape component fabrications, and the rapidly increasing complexity of ground and air vehicles which requires new simulation methods for determining product performance and life. Our energy and infrastructure markets remain robust, driven by continued growth in wind power and advanced building designs that are more resistant to damage from earthquakes, sea and storm events. The acquisition of E2M has further expanded our growth opportunities by diversifying us further into flight simulation, entertainment and other advanced simulation markets.

In addition to our exciting growth opportunities, we continue to invest in operational efficiency initiatives to improve profitability and in new products and technologies to drive margin expansion and to generate continued strong demand for Test & Simulation products and services.

Sensors Business
Our Sensors business demand is driven by accelerating new product introductions across all major markets and geographies, and expanded opportunities associated with the U.S. Department of Defense. This combination of positive factors, including full production ramp-up associated with our U.S. Department of Defense contract, is anticipated to provide double digit top-line growth, along with Adjusted EBITDA margin expansion, for the Sensors business in the fourth quarter of fiscal year 2019.

Consolidated
As part of the optimization of our capital structure, we issued $350.0 million aggregate principal amount of new 5.750% senior unsecured notes due 2027 in our fourth quarter of fiscal year 2019. The offering will result in higher interest expense in the fourth quarter than originally forecasted primarily due to the write-off of debt issuance costs associated with the partial repayment of the term loan facility and higher debt levels in the fourth quarter of fiscal year 2019.

Based on these factors, we are confident in our outlook for fiscal year 2019 and are revising our full year guidance as follows:

Metric	Previous Outlook	Current Outlook
Revenue	$830 million to $870 million	$875 million to $895 million
Adjusted EBITDA	$122 million to $142 million	$128 million to $138 million
Diluted earnings per share	$2.30 to $2.60	$2.15 to $2.35
Adjusted diluted earnings per share	$2.42 to $2.72	$2.30 to $2.50

The above outlook includes:

•	$12.5 million to $14.5 million for stock-based compensation, restructuring expenses, acquisition-related expenses and acquisition fair value inventory adjustment;

•	Our acquisition of E2M, in addition to the slightly positive effects of the implementation of the new revenue recognition standard as compared to the previous standard;

•	An anticipated effective tax rate, excluding discrete tax items, of 15-18% for fiscal year 2019; and

•	Updated diluted earnings per share amounts due to the write-off of debt issuance costs associated with the partial repayment of the term loan facility and issuance of new senior unsecured notes.

A reconciliation of Adjusted EBITDA and adjusted diluted earnings per share, non-GAAP financial measures, to net income and diluted earnings per share, the most directly comparable GAAP financial measures, respectively, for the above outlook is included in Exhibits F and G of this earnings release, respectively.

MTS News Release

THIRD QUARTER CONFERENCE CALL

As announced on July 22, 2019, a conference call will be held on August 6, 2019 (tomorrow), at 10:00 a.m. ET (9:00 a.m. CT). Dr. Jeffrey A. Graves, President and Chief Executive Officer, and Brian T. Ross, Executive Vice President and Chief Financial Officer, will host the call, which will include a question and answer session after prepared remarks.

Call toll free +1-800-353-6461 (international toll +1-334-323-0501) and reference the conference pass code 7911369. Telephone replay will be available at 1:00 p.m. ET following the call until 1:00 p.m. ET, August 13, 2019. Call toll free +1-888-203-1112 and reference the conference pass code 7911369.

A transcript of the call can also be accessed from the MTS website at http://investor.mts.com beginning on August 7, 2019.

ABOUT MTS SYSTEMS CORPORATION

MTS Systems Corporation’s testing and simulation hardware, software and service solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’ high-performance sensors provide measurements of vibration, pressure, position, force and sound in a variety of applications. MTS had 3,400 employees as of September 29, 2018 and revenue of $778 million for the fiscal year ended September 29, 2018. Additional information on MTS can be found at www.mts.com.

NON-GAAP FINANCIAL MEASURES

We believe that disclosing adjusted diluted earnings per share, which is diluted earnings per share excluding the impact from restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment is useful to investors as a measure of operating performance. We use this as one measure to monitor and evaluate operating performance. Adjusted diluted earnings per share is a financial measure that does not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate this measure by adding back the after-tax effect of the restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment to net income and dividing the result by the diluted weighted average shares outstanding.

We believe that disclosing earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA excluding the impact from stock-based compensation, restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment (Adjusted EBITDA) and Adjusted EBITDA divided by revenue (Adjusted EBITDA margin) are useful to investors as a measure of leverage and operating performance. We use these measures to monitor and evaluate leverage and operating performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that do not reflect GAAP. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to net income. Adjusted EBITDA is calculated by adding back stock-based compensation, restructuring expenses, acquisition-related expenses and the acquisition inventory fair value adjustment to EBITDA. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.

We believe that disclosing free cash flow is useful to investors as a measure of operating performance. We use this measure as an indicator of our strength and ability to generate cash. Free cash flow is a financial measure that does not reflect GAAP. We calculate free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and businesses, net of cash acquired, plus cash proceeds from sales of property and equipment.

Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in Exhibits B, C, D, E, F and G of this earnings release.

MTS News Release

FORWARD-LOOKING STATEMENTS

This earnings release contains "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Statements made under the heading "Outlook" are forward-looking statements, and words such as "may," "will," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions identify forward-looking statements in other parts of this earnings release. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, statements about the opportunities and outlook for our Sensors and Test & Simulation sectors and other statements that are not historical facts. These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause our actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the "Risk Factors" section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on our website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

INVESTOR RELATIONS CONTACT

Brian Ross
Executive Vice President and Chief Financial Officer
brian.ross@mts.com
(952) 937-4000

MTS News Release

MTS SYSTEMS CORPORATION
Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Revenue
Product	$205,528	$168,651	$587,297	$503,345
Service	26,681	26,017	81,139	76,808
Total revenue	232,209	194,668	668,436	580,153
Cost of sales
Product	130,514	103,182	368,260	304,809
Service	16,592	15,202	49,418	46,307
Total cost of sales	147,106	118,384	417,678	351,116
Gross profit	85,103	76,284	250,758	229,037
Gross margin	36.6%	39.2%	37.5%	39.5%

Operating expenses
Selling and marketing	33,321	32,171	98,805	94,796
General and administrative	20,621	19,081	63,804	58,635
Research and development	8,160	8,768	23,008	26,235
Total operating expenses	62,102	60,020	185,617	179,666

Income from operations	23,001	16,264	65,141	49,371
Operating margin	9.9%	8.4%	9.7%	8.5%

Interest expense, net	(6,687)	(6,249)	(20,873)	(19,761)
Other income (expense), net	(124)	30	195	81

Income before income taxes	16,190	10,045	44,463	29,691
Income tax provision (benefit)	2,605	1,066	6,217	(20,877)
Net income	$13,585	$8,979	$38,246	$50,568

Earnings per share
Basic
Earnings per share	$0.70	$0.47	$1.99	$2.64
Weighted average common shares outstanding	19,297	19,174	19,255	19,149

Diluted
Earnings per share	$0.70	$0.47	$1.97	$2.62
Weighted average common shares outstanding	19,520	19,305	19,436	19,269

Dividends declared per share	$0.30	$0.30	$0.90	$0.90

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 29, 2019	September 29, 2018
ASSETS

Current assets
Cash and cash equivalents	$75,735	$71,804
Accounts receivable, net	131,365	122,243
Unbilled accounts receivable, net	68,804	70,474
Inventories, net	164,853	139,109
Other current assets	27,118	24,572
Total current assets	467,875	428,202

Property and equipment, net	92,893	90,269
Goodwill	403,448	369,275
Intangible assets, net	285,299	246,138
Other long-term assets	7,804	5,512
Total assets	$1,257,319	$1,139,396

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current maturities of long-term debt, net	$28,316	$32,738
Accounts payable	39,495	47,886
Advance payments from customers	87,935	80,131
Other accrued liabilities	92,407	78,358
Total current liabilities	248,153	239,113

Long-term debt, less current maturities, net	434,200	355,640
Other long-term liabilities	80,427	66,711
Total liabilities	762,780	661,464

Shareholders' equity
Common stock, $0.25 par; 64,000 shares authorized:
18,736 and 17,856 shares issued and outstanding as
of June 29, 2019 and September 29, 2018, respectively	4,684	4,464
Additional paid-in capital	179,015	171,407
Retained earnings	316,249	300,585
Accumulated other comprehensive income (loss)	(5,409)	1,476
Total shareholders' equity	494,539	477,932
Total liabilities and shareholders' equity	$1,257,319	$1,139,396

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Cash Flows from Operating Activities
Net income	$13,585	$8,979	$38,246	$50,568
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Stock-based compensation	2,609	2,088	7,298	5,378
Fair value adjustment to acquired inventory	157	—	1,141	—
Depreciation and amortization	9,685	8,510	28,153	25,858
(Gain) loss on sale or disposal of property and equipment	42	12	552	171
Amortization of financing fees	708	1,198	2,807	3,824
Deferred income taxes	(187)	465	(1,430)	(30,189)
Other	370	436	1,457	2,123
Changes in operating assets and liabilities	(7,668)	(6,835)	(28,254)	(5,622)
Net Cash Provided by (Used in) Operating Activities	19,301	14,853	49,970	52,111

Cash Flows from Investing Activities
Purchases of property and equipment	(8,028)	(4,409)	(17,377)	(9,777)
Proceeds from sale of property and equipment	—	—	10	69
Purchases of business, net of cash acquired	(1,700)	—	(83,526)	—
Other	—	—	(285)	823
Net Cash Provided by (Used in) Investing Activities	(9,728)	(4,409)	(101,178)	(8,885)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	—	—	80,391	—
Payments on financing arrangements, net	(2,438)	(19,591)	(9,221)	(70,038)
Cash dividends	(5,375)	(5,291)	(16,099)	(15,958)
Proceeds from exercise of stock options and employee stock purchase plan	996	956	1,697	1,701
Payments to purchase and retire common stock	(986)	(549)	(1,384)	(1,306)
Net Cash Provided by (Used in) Financing Activities	(7,803)	(24,475)	55,384	(85,601)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(157)	(3,944)	(245)	45
Cash and Cash Equivalents
Increase (decrease) during the period	1,613	(17,975)	3,931	(42,330)
Balance, beginning of period	74,122	84,378	71,804	108,733
Balance, End of Period	$75,735	$66,403	$75,735	$66,403

MTS News Release

Exhibit A
MTS SYSTEMS CORPORATION
Segment Financial Information
(unaudited - in thousands)

	Three Months Ended
	June 29, 2019	June 30, 2018	% Variance
Test & Simulation Segment
Revenue	$148,328	$116,055	28%
Cost of sales	104,053	79,475	31%
Gross profit	44,275	36,580	21%
Gross margin	29.8%	31.5%

Operating expenses	32,851	32,707	—%

Income from operations	$11,424	$3,873	195%

Sensors Segment
Revenue	$84,231	$79,000	7%
Cost of sales	43,424	39,289	11%
Gross profit	40,807	39,711	3%
Gross margin	48.4%	50.3%

Operating expenses	29,251	27,313	7%

Income from operations	$11,556	$12,398	(7)%

Intersegment Eliminations
Revenue	$(350)	$(387)
Cost of sales	(371)	(380)
Gross profit	21	(7)

Income (loss) from operations	$21	$(7)

Total Company
Revenue	$232,209	$194,668	19%
Cost of sales	147,106	118,384	24%
Gross profit	85,103	76,284	12%
Gross margin	36.6%	39.2%

Operating expenses	62,102	60,020	3%

Income from operations	$23,001	$16,264	41%

MTS News Release

Exhibit B
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Restructuring, Acquisition-Related
and Acquisition Inventory Fair Value Adjustment Expenses
(unaudited - in thousands, except per share data)

	Three Months Ended
	June 29, 2019			June 30, 2018
	Pre-Tax	Tax	Net	Pre-Tax	Tax	Net
Net income	$16,190	$2,605	$13,585	$10,045	$1,066	$8,979
Restructuring expenses [1]	—	—	—	735	186	549
Acquisition-related expenses [2]	98	21	77	—	—	—
Acquisition inventory fair value adjustment [1]	157	24	133	—	—	—
Adjusted net income [3]	$16,445	$2,650	$13,795	$10,780	$1,252	$9,528

Weighted average diluted common shares outstanding			19,520			19,305

Diluted earnings per share	$0.84	$0.14	$0.70	$0.52	$0.05	$0.47
Impact of restructuring expenses	—	—	—	0.04	0.02	0.02
Impact of acquisition-related expenses	—	—	—	—	—	—
Impact of acquisition inventory fair value adjustment	0.01	—	0.01	—	—	—
Adjusted diluted earnings per share[3]	$0.85	$0.14	$0.71	$0.56	$0.07	$0.49

1 In determining the tax impact of restructuring expenses and acquisition inventory fair value adjustment, we applied the statutory rate in effect for each jurisdiction where the expenses were incurred.

2 In determining the tax impact of acquisition-related expenses, we applied a U.S. effective income tax rate before discrete items.

[3] Denotes non-GAAP financial measure.

MTS News Release

Exhibit C
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Restructuring, Acquisition-Related
and Acquisition Inventory Fair Value Adjustment Expenses
(unaudited - in thousands, except per share data)

	Nine Months Ended
	June 29, 2019			June 30, 2018
	Pre-Tax	Tax	Net	Pre-Tax	Tax	Net
Net income	$44,463	$6,217	$38,246	$29,691	$(20,877)	$50,568
Restructuring expenses [1]	130	33	97	1,343	340	1,003
Acquisition-related expenses [2]	1,133	238	895	—	—	—
Acquisition inventory fair value adjustment [1]	1,141	172	969	—	—	—
Adjusted net income [3]	$46,867	$6,660	$40,207	$31,034	$(20,537)	$51,571

Weighted average diluted common shares outstanding			19,436			19,269

Diluted earnings per share	$2.29	$0.32	$1.97	$1.54	$(1.08)	$2.62
Impact of restructuring expenses	—	—	—	0.07	0.01	0.06
Impact of acquisition-related expenses	0.06	0.01	0.05	—	—	—
Impact of acquisition inventory fair value adjustment	0.06	0.01	0.05	—	—	—
Adjusted diluted earnings per share[3]	$2.41	$0.34	$2.07	$1.61	$(1.07)	$2.68

1 In determining the tax impact of restructuring expenses and acquisition inventory fair value adjustment, we applied the statutory rate in effect for each jurisdiction where the expenses were incurred.

2 In determining the tax impact of acquisition-related expenses, we applied a U.S. effective income tax rate before discrete items.

[3] Denotes non-GAAP financial measure.

MTS News Release

Exhibit D
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income	$13,585	$8,979	$38,246	$50,568
Net income margin	5.9%	4.6%	5.7%	8.7%

Income tax provision (benefit)	2,605	1,066	6,217	(20,877)
Interest expense, net	6,687	6,249	20,873	19,761
Depreciation and amortization	9,685	8,510	28,153	25,858
EBITDA [1]	32,562	24,804	93,489	75,310

Stock-based compensation	2,609	2,088	7,298	5,378
Restructuring expenses [2]	—	890	130	1,498
Acquisition-related expenses [3]	29	—	955	—
Acquisition inventory fair value adjustment	157	—	1,141	—
Adjusted EBITDA [1]	$35,357	$27,782	$103,013	$82,186
Adjusted EBITDA margin [1,4]	15.2%	14.3%	15.4%	14.2%

[1] Denotes non-GAAP financial measure.

[2] Restructuring expenses were adjusted to exclude stock-based compensation forfeitures that are otherwise included in the stock-based compensation line.

[3] Acquisition-related expenses were adjusted to exclude stock-based compensation that is otherwise included in the stock-based compensation line.

[4] Adjusted EBITDA was divided by revenue when calculating the Adjusted EBITDA margin.

MTS News Release

Exhibit E
MTS SYSTEMS CORPORATION
Free Cash Flow
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net Cash Provided by (Used in) Operating Activities	$19,301	$14,853	$49,970	$52,111
Purchases of property and equipment	(8,028)	(4,409)	(17,377)	(9,777)
Proceeds from sale of property and equipment	—	—	10	69
Free cash flow[1]	$11,273	$10,444	$32,603	$42,403

[1] Denotes non-GAAP financial measure.

MTS News Release

Exhibit F
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income - Outlook
(unaudited - in thousands)

	Twelve Months Ending

	September 28, 2019
	Low	High
Net income	$42,000	$46,000
Income tax provision (benefit)	4,500	5,500
Interest expense, net	32,000	33,000
Depreciation and amortization	37,000	39,000
EBITDA[1]	115,500	123,500

Stock-based compensation and non-recurring expenses[2]	12,500	14,500
Adjusted EBITDA[1]	$128,000	$138,000

[1] Denotes non-GAAP financial measure.

[2] Includes pre-tax forecast expenses for stock-based compensation, restructuring expenses, acquisition-related expenses and acquisition inventory fair value adjustment.

MTS News Release

Exhibit G
MTS SYSTEMS CORPORATION
Reconciliation of Diluted Earnings per Share and Adjusted Diluted Earnings per Share - Outlook
(unaudited - in thousands)

	Twelve Months Ending
	September 28, 2019
	Low	High
Net income[1]	$42,000	$46,000
Non-recurring expenses [2]	2,800	3,000
Adjusted net income [3]	$44,800	$49,000

Weighted average diluted common shares outstanding	19,500	19,600

Diluted earnings per share	$2.15	$2.35
Impact of non-recurring expenses[2]	0.15	0.15
Adjusted diluted earnings per share	$2.30	$2.50

[1] Refer to Exhibit F for tax impact on net income guidance.

[2] Includes forecast expenses for restructuring expenses, acquisition-related expenses and acquisition inventory fair value adjustment.

[3] Applied anticipated tax rate, excluding discrete tax items, of approximately 15-18%.